Exhibit 99.1

Yum China Business Update

Shanghai, China (September 14, 2021) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today updated stakeholders on the impact of recent COVID-19 developments.

Impact of the Delta Variant Outbreak

In our second quarter 2021 earnings release, we mentioned that the latest COVID-19 outbreak of the Delta variant, which started in late July in Nanjing, was evolving quickly. Since then, this outbreak has become the most widely spread regional outbreak since the national outbreak in 2020, impacting 16 provinces. A large number of areas were identified by the government as medium to high risk. As a preventative health measure, several major cities were locked down. For example, Nanjing and Yangzhou, key cities in eastern China, the most vibrant economic region and the most important market for us, were the most affected. Zhengzhou and Wuhan, the capital cities of Henan and Hubei provinces respectively, were also significantly affected. Strict public health measures were implemented across the country, including closures of many tourist locations. These actions led to substantially lower travel volume, cancelled summer holiday trips and fewer social activities, which significantly impacted the restaurant industry.

At the peak of the outbreak in August 2021, more than 500 of our stores in 17 provinces were closed or offered only takeaway and delivery services. Same-store sales in August 2021 declined by mid-teens percentage year over year, or close to an approximately 20% decline compared to August 2019. This was mainly due to a same-store dine-in sales decline in that month of approximately 20% to 30%, and a sharp drop in sales at our transportation and tourist locations of approximately 40% to 50% year over year, also on a same-store basis.

While the outbreak has subsided in recent days and restaurant traffic is gradually recovering, our operations continue to be heavily impacted. As we have previously noted, our business recovery remains to be uneven and nonlinear, as regional outbreaks occur and corresponding public health measures are implemented. The Company expects a recovery of same-store sales to take time.

As a result of the Delta variant outbreak, the Company has experienced significant operating deleveraging, and based on the current trend, our adjusted operating profit, which excludes special items, may be reduced by approximately 50% to 60% for the third quarter of 2021, compared to the same period last year. This is primarily due to the significant sales deleverage impact from sharply reduced sales, which is especially pronounced in the third quarter, a seasonally strong quarter for sales and margins. Moreover, as we have previously discussed, our restaurant margins are further pressured by the diminishing favorable impact of commodity prices, by wage inflation of mid to high single digits, and as we step up value promotions to drive traffic.

Resiliency Helps Mitigate Short Term Challenges

Since the onset of the pandemic, the wellbeing of our employees and customers has been our utmost priority. The Company has demonstrated its resiliency and agility in responding to the past outbreaks. We will continue to focus on the elements of the business that we do best to drive sales and build on the strengths of execution and innovation, including to:

1)	Leverage our over 330 million member base, privilege programs, Super Apps and other digital channels to drive repeat purchases.

2)

Capture off-premise occasions with our delivery and takeaway friendly menu, as well as to leverage our store network and dedicated riders to ensure availability and coverage to drive our off-premise sales.

3)

Address the rising trend of single dining and at-home consumption with our ready-to-cook, ready-to-heat and ready-to-eat retail products, such as steak, pasta and fried rice. These products are available in store as well as through online omni-channels.

4)	Excite customers with innovative new products and great value, for example, the upgraded hand-tossed pizza at Pizza Hut, which is especially suitable for delivery.

5)	Proactively manage costs to alleviate cost pressures and continue to improve labor productivity and operating efficiency using technology and automation.

Confidence in Long-Term Growth

The COVID-19 pandemic may pose volatility in the near-term, but the fundamentals of our business remain strong. We are confident in the long-term growth potential of China. We will continue to act to ensure the Company remains well-positioned to capture future opportunities. The Company will accelerate its store network expansion, expecting to open 1,300 gross new stores in 2021, strengthen offerings for dine-in, delivery, takeaway and retail, and invest in digital and technology.

Please join us at the virtual Investor Day on Thursday, September 23, 2021 (Beijing/Hong Kong Time) where management will provide additional perspective on Yum China’s business and long-term strategy. A webcast will be available at Yum China’s Investor Relations website at http://ir.yumchina.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investment, dividend and share repurchase plans, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, the expected impact of the COVID-19 pandemic, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 pandemic and regional outbreaks caused by existing or new COVID-19 variants, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, Huang Ji Huang, East Dawning and COFFii & JOY concepts outright. In addition, Yum China has partnered with Lavazza to explore and develop the Lavazza coffee shop concept in China. The Company had 11,023 restaurants in over 1,500 cities at the end of June 2021. Yum China ranked #363 on the Fortune 500 list and was named to TIME100 Most Influential Companies list in 2021. Yum China has been named the Industry Leader for the Restaurant & Leisure Facilities Industry in the 2020 Dow Jones Sustainability Indices. In 2021, Yum China was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2021 in China by the Top Employers Institute, both for the third consecutive year. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com

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